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                                                                    EXHIBIT 23.1

The Board of Directors
Nematron Corporation:

We consent to incorporation by reference in the registration statements (Numbers 333-1138, 333-1136, and 333-1140) on Form S-8 of Nematron Corporation of our report dated December 15, 1995, relating to the consolidated balance sheet of Nematron Corporation as of September 30, 1995, and the related consolidated statements of operations, stockholders' equity, and cash flows for the year then ended, which report appears in the September 30, 1995, annual report on Form 10-K of Nematron Corporation.


                                      KPMG PEAT MARWICK LLP



Detroit, Michigan
May 20, 1996